UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AGAPE ATP CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100)

+(60) 192230099

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Agape ATP Corporation:

We are pleased to invite you to attend our Annual Meeting of the Stockholders (the “Annual Meeting”) of Agape ATP Corporation, a Nevada corporation (the “Company”), which will be held at 2.00 p.m., Malaysia Time (2:00 a.m., Eastern Time) on June 28, 2024, at our office at 1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia, Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100). Stockholders will be able to attend the meeting in-person and vote, for the following purposes:

1.	To elect five directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified (the “Election of Directors Proposal”);

2.	To conduct any other business as may properly come before the meeting or any adjournment thereof.

The Company’s board of directors (the “Board”) has fixed the close of business on May 21, 2024 as the date (the “Record Date”) for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Each share of Common Stock is entitled to one vote. As of May 21, 2024, we had 76,966,712 shares of Common Stock issued and outstanding.

A copy of our 2023 Annual Report on 10-K (the “Annual Report”) is available on the Company’s website at https://www.agapeatpgroup.com/ under SEC filing and in print upon request.

This notice and the proxy statement are first being mailed to Stockholders on or about June 4, 2024.

This Notice and Proxy Statement are first being sent or given to stockholders of record on or about May 21, 2024.

Dated June 3, 2024	By the Order of the Board of Directors
/s/ How Kok Choong
How Kok Choong
Director, Chairman of the Board of Directors, Chief Executive Officer, Chief Operating Officer and Secretary

Your vote is very important. Whether or not you plan to attend the annual meeting of shareholders, we urge you to vote and submit your proxy on the internet or by mail. If you are a registered shareholder and attend the annual meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the annual meeting, please contact your bank or broker to obtain a legal proxy. Thank you for your support.

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ABOUT THE ANNUAL MEETING OF STOCKHOLDERS	1

PROPOSAL 1. BY A RESOLUTION OF MEMBERS, TO APPROVE THE RE-APPOINTMENT OF FIVE DIRECTORS, HOW KOK CHOONG, WILFRENDO FERNANDO CORTIZO, RAMESH RUBIN LOUIS, VONG JOHN HING, CHEE CHIN AIK, EACH TO SERVE A TERM EXPIRING AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED	5

OTHER MATTERS	9

GENERAL	9

COMMUNICATIONS WITH THE BOARD OF DIRECTORS	9

WHERE YOU CAN FIND MORE INFORMATION	9

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K	9

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING	10

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	10

AGAPE ATP CORPORATION
1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100)

+(60) 192230099

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is being sent to the holders of shares of voting stock of Agape ATP Corporation, a Nevada corporation (the “Company”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders of the Company which will be held at 2:00 p.m., Malaysia Time on June 28, 2024 (2:00 a.m., Eastern Time) (the “Annual Meeting”).

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

What am I voting on?

You will be voting on the following:

Proposal One	By a resolution of members, to approve the re-appointment of five directors, How Kok Choong, Wilfrendo Fernando Cortizo, Ramesh Ruben Louis, Vong John Hing and Chee Chin Aik, each to serve a term expiring at the next annual meeting of Stockholders or until their successors are duly elected and qualified.

Who is entitled to vote?

You may vote if you owned shares of Common Stock of the Company as of the close of business on May 21, 2024, which we refer to as the “Record Date”. Each share of Common Stock is entitled to one vote. As of May 21, 2024, we had 76,966,712 shares of Common Stock issued and outstanding.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Certain of our Stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record/Registered Stockholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “Stockholder of Record” who may vote at the Annual Meeting, and we are sending these proxy materials directly to you. As the Stockholder of Record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the Stockholder of Record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the Stockholder of Record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Annual Meeting.

How do I vote before the Annual Meeting?

If you are a registered Stockholder, meaning that you hold your shares in certificate form, you have the following voting options:

(1) By Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

(2) By mail, by completing, signing, and returning the enclosed proxy card; or

(3) During the Annual Meeting in person.

If you vote via the internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned your proxy card. If you vote via the internet, do not return your proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

Can I change my mind after I return my proxy?

You may change your vote at any time before the polls close at the conclusion of voting at the Annual Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the Annual Meeting, (2) voting again over the Internet prior to the time of the Annual Meeting, or (3) voting at the Annual Meeting if you are a registered Stockholder or have followed the necessary procedures required by your bank or broker.

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What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted “FOR” Proposal One in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

What does it mean if I receive more than one proxy card or instruction form?

It indicates that your shares of Common Stock are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Those holding shares through a bank or broker should contact their bank or broker and request consolidation.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by internet or mail. In order for us to conduct our Annual Meeting, at the commencement of the Annual Meeting, there are present in person or by proxy not less than one third of the votes of our outstanding share of Common Stocks as of May 21, 2024. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting. If a quorum is not present or represented, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

How many votes are needed to approve the Company’s proposals?

Proposal One. The re-appointment of directors. This proposal requires affirmative (“FOR”) votes of a majority of votes cast by shares present or represented by proxy and entitled to vote at the Annual Meeting.

What are Abstentions and Broker Non-Votes?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a Stockholder who is present at the Annual Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the Annual Meeting. If you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

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The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the particular proposal is deemed to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of Stockholder, such as mergers, Stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory Stockholder votes on executive compensation and on the frequency of Stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal even in the absence of your instruction. For any proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Broker non-votes will not be considered to be shares “entitled to vote” on any “non-routine” matter and therefore will not be counted as having been voted on the applicable proposal. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted.

Abstentions and broker non-votes are not counted as votes cast on an item and therefore will not affect the outcome of any proposal presented in this proxy statement. Abstention and broker non-votes, if any, will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on Proposal One because it is considered a non-routine matter.

Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

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PROPOSAL 1. BY A RESOLUTION OF MEMBERS, TO APPROVE THE RE-APPOINTMENT OF FIVE DIRECTORS, HOW KOK CHOONG, WILFRENDO FERNANDO CORTIZO, RAMESH RUBIN LOUIS, VONG JOHN HING, CHEE CHIN AIK, EACH TO SERVE A TERM EXPIRING AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

(ITEM 1 ON THE PROXY CARD)

Our Board is currently composed of five members. Directors hold office until the next Annual Meeting of Stockholders or until their earlier death, resignation, or removal, or until their successors are elected and qualified.

Information Regarding our Directors

Our Corporate Governance and Nominating and Corporate Governance (the “Nominating and Corporate Governance”) recommended, and our Board of Directors approved How Kok Choong, Wilfrendo Fernando Cortizo, Ramesh Rubin Louis, Vong John Hing, Chee Chin Aik as nominees for election as directors at this Annual Meeting to hold office for a one-year term until our Annual Meeting to be held in 2025.

The director nominees have consented to be named as nominees in this proxy statement and have agreed to serve as directors if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below. If any director nominee of the Company is unable or declines to serve as a director at the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The Board has no reason to believe that any of the nominees will be unavailable for election. The elected directors will hold office until the next Annual Meeting of Stockholders or until their earlier death, resignation, or removal, or until their successors are elected and qualified. There are no arrangements or understandings between any of our directors and any other person under which any director was selected to serve as a director of our Company. There are no family relationships among our directors or officers.

The following sets forth the persons nominated by the Board for election and information concerning those individuals:

Director Nominee	Age	Position	Director Since

How Kok Choong	61	Director	2017

Wilfrendo Fernando Cortizo,	68	Director	2023

Ramesh Ruben Louis	71	Independent Director	2023

Vong John Hing	47	Independent Director	2023

Chee Chin Aik	45	Independent Director	2023

Dr. How Kok Choong is our founder and serves as our Chief Executive Officer, President, Director Chief Operating Officer, Chairman of the Board of Directors and Secretary since 2016. Dr. How is primarily responsible for overall development and business strategies, financial, administrative and human resources affairs of the Company. Dr. How has more than 20 years of experience in the senior management roles in the health and wellness industry. From 1987 to 2016, Dr. How was with the San Hin Group of Companies and his last position held was the group chief executive officer for the group. Since August 2003, Dr. How began to work for AGAPE Superior Living International Group as the global president and continues to hold this position. Further, since September 2009, Dr. How has worked for TH3 Holdings Sdn Bhd as president. Dr. How obtained a master’s degree and a doctorate degree in Business Administrative from Newport University, USA in December 1997 and December 2000, respectively. In Malaysia, Dr. How Kok Choong was recognized by the Junior Chamber Malaysia (JCM) as an Outstanding Young Malaysian 2003, and was awarded the title of Justice of Peace of Malaysia since 2005. Dr. How Kok Choong received the Outstanding Asian Community Contribution Award in 2011, Malaysia Top Team 50 Enterprise Award in 2011 and 2016, The Contributor Award (Medical and Health Research) in 2012, “Man of The Year” in Worldwide Excellence Award in 2015, “Man of The Year” in McMillan Global Award in 2016, The Distinguished Asia Pacific Outstanding Entrepreneur Lifetime Achievement Award in 2019, World Outstanding Chinese Entrepreneur Lifetime Award in 2019 and Certified Professional Trainer of The International Professional Managers Association in 2019. Dr. How Kok Choong was awarded the title of Adjunct Professor (Management) by University Geomatika Malaysia (UGM) in 2024.

Dr. Wilfrendo Fernando Cortizo has more than 30 years of experience in the fields of microbiology and biotechnology. Prior to join the Company, Dr. Cortizo served as a National Health and Medical Research Council (NHMRC) Research Officer at the Department of Medicine Monash Medical School, Alfred Hospital, Melbourne Australia from 1987 to 1989. From 1989 to 1990, Dr. Cortizo served as a Protein Chemist and Research Officer at the Commonwealth Serum Labs (CSL) Australia’s largest Pharmaceutical Company. From 1991 to 1994, Dr. Cortizo worked as a Manager at a number of Production Departments at CSL Bioplasma Division. From 1994 to 1995, Dr. Cortizo served as a Project Manager at the Bioplasma Division in CSL Ltd. From 1995 to 2004, Dr. Cortizo served as a Director and the Chief Executive Officer of OMX Marketing Australia Pty. Ltd. In 1998, Dr. Cortizo worked as the International Development and Product Consultant for OMX Malaysia Sdn Bhd and OMX Marketing Philippines Pty. Ltd., Manila. From 2001 to 2003, Dr. Cortizo served a Director and the Chief Executive Director of Advance Microbials Pty. Ltd.. From 2001 to 2003, Dr. Cortizo served as a Senior Lecturer and Research Supervisor, GSIM, Swinburne University. From 2005 to 2006, Dr. Cortizo served as a Consultant and Technical Advisor of Pathlab Australia Pty Ltd and ADL Laboratories USA. From 2005 to 2006, Dr. Cortizo was appointed as the Nutrition and Scientific Consultant by Vitop Group Ltd China. From 2006 to 2007, Dr. Cortizo served as an International Business Director for Goodgene Korea. From 2007 to 2014, Dr. Cortizo served as the Chief Executive Officer and International Business Director of YourGene LLC. From 2009 to 2015, Dr. Cortizo served as a Consultant of the Agape Superior Living, Product Specialist and President of Superlife Global. From 2009 to 2019, Dr. Cortizo served as a Director and the Chief Executive Officer of the Ageless Partners, Ageless Asia Malaysia, Thailand and Indonesia. From 2014 to 2019, Dr. Cortizo served as a Director and the Chief Executive Officer of the Ageless Asia, Indonesia and a Director PT. of Vichii Indonesia Jaya. Dr. Cortizo, Phd completed his early University studies at Monash University in the Biochemistry Department and in the Faculty of Medicine. He graduated with a doctorate degree of philosophy from Monash University in 1988, and graduated with a bachelor of science with honours from Monash University in 1981.

Mr. Ramesh Ruben Louis, PhD serves as our independent director. Prior to joining the Company, Mr. Louis, PhD has approximately 25 years of accounting and finance related experience. Since January 2011, Mr. Louis, PhD has been an executive director and principal consultant of Assurance Threesixty Consulting. Since November 2009, Mr. Louis, PhD has been a professional freelance trainer and consultant at My Learning Training Resources, where he conducted various training courses including training for MIA, ACCA, CPA Australia ISCA Singapore. From May 2006 to October 2009, Mr. Louis, PhD was an executive director at Anuarul Azizan Chew Group, where he was involved in internal audit, risk management and review/assessment of internal controls assignments of various organisations including public listed companies in Malaysia. From 2000 to 2006, Mr. Louis, PhD worked in BDO Binder, where he worked in areas including corporate finance and assurance advisory, his last role being assistant audit manager. From 1997 to 1998, Mr. Louis, PhD was an audit assistant at Arthur Andersen & Co. Mr. Louis, PhD graduated with a bachelor of accounting from the National University of Malaysia in 2000, and graduated with a master of business administration from the University of Strathclyde, United Kingdom in 2012. Mr. Louis, PhD obtained a doctorate of philosophy from the University of Malaya in September, 2021. Mr. Louis, PhD became a member of CPA Malaysia in 2005, a member of the Institute of Internal Auditors Malaysia in 2010 and a member of the Association of Chartered Certified Accountants in 2011.

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Dr. Vong John Hing, PhD serves as our independent director. Prior to joining the Company, Dr. Vong, PhD has over 44 years of fintech and education experience. Dr. Vong, Phd is currently the lead of sustainable finance at ClimateWorks Australia since September 2021, a non-executive independent council member of Regional Bank since June 2013, and a senior technical specialist of the United Nations since May 2003. Dr. Vong, PhD has been a senior technical specialist at Asian Development Bank from January 2019 to February 2022, and a senior technical consultant at World Bank Group from September 2006 to June 2021. Dr. Vong, PhD has been a professor at the National University of Singapore from May 2015 to April 2017, foundation director of the Fintech Academy at the Singapore Management University from June 2013 to December 2014 and associate professor at James Cook University Singapore from February 2012 to June 2013. From October 2008 to October 2011, Dr. Vong, PhD was a deputy chief executive officer at Sacombank in Vietnam. In 2002 Dr. Vong, PhD was a senior consultant at PAGF- DFAT Australia in the Philippines. From February 1999 to February 2001, Dr. Vong, PhD was a team leader at Deloitte Australia. From 1994 to 1998 Dr. Vong, PhD was a regional director- lecturer of the Massachusetts Institute Technology and Nanyang Fellows Program at Nanyang Technological University. From May 1978 to August 1993, Dr. Vong, PhD was a senior executive at HSBC Holdings plc in various offices in Australia and Asia. Dr. Vong, PhD completed the public disputes program in advanced negotiation at MIT-Harvard University Consensus Building Institute in 2006. Dr. Vong, PhD graduated with a BA in economics at Birmingham City University, and a MBA in economics strategy and finance at University of Bradford. He received his PhD from the University of Bradford in MIS business intelligence. Dr. Vong, PhD is currently a member of CPA Australia.

Mr. Chee Chin Aik serves as our independent director. Prior to joining the Company, Mr. Chee has approximately 20 years of finance related experience. Mr. Chee is currently the head of South East Asia, cash and non-cash equity sales, global markets at HSBC Singapore. From October 2020 to May 2022, Mr. Chee was an executive director, head of Malaysia equity distribution and board member of JPMorgan Chase & Co. Mr. Chee has also worked at Credit Suisse for various periods, as director in institutional equity sales for Malaysia and Singapore from January 2019 to September 2020, as vice president in institutional equity sales in Singapore from January 2015 to December 2018, and associate in institutional equity sales in Singapore from April 2013 to December 2014. From January 2009 to August 2011, Mr. Chee worked as analyst and trader in equity derivatives and proprietary trading at Aminvestment Bank Berhad in Malaysia. From October 2007 to September 2008, Mr. Chee worked as equity research analyst at Credit Lyonnais Securities Asia Pacific Markets in Malaysia. From October 2006 to July 2007, Mr. Chee worked as associate in fixed income currencies and commodities at Goldman Sachs in USA. From July 2004 to October 2006, Mr. Chee worked as analyst for fixed income, corporate advisory division at Lehman Brothers Holdings Inc in USA. From Jun 2002 to July 2004, Mr. Chee worked as associate in financial regulatory and cycle examination group at National Association of Securities Dealers (FINRA) in USA. Mr. Chee graduated with a bachelor of arts from Franklin & Marshall College and MBA in finance from the University of Chicago Booth School of Business.

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Family Relationships

There are no family relationships among our directors and/or executive officers.

Board Role in Risk Oversight

Our Board bears responsibility for overseeing our risk management function. Our management keeps the Board apprised of material risks and provides to directors access to all information necessary for them to understand and evaluate the effect of these risks, individually or in the aggregate, on our business, and how management addresses them. Our Chairman works closely together with the Board once material risks are identified on how to best address such risks. If the identified risks present an actual or potential conflict with management, our independent directors may conduct the assessment.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has affirmatively determined that each of Ramesh Ruben Louis, Vong John Hing and Chee Chin Aik, current members of our Board, meet the independence requirements under the Listing Rules of The Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”).

Board and Committee Meetings

During the year ended December 31, 2023, the Board had three meetings, the Audit Committee had zero meetings, the Remuneration Committee had one meetings, and the Nominating and Corporate Governance had one meeting.

There were no directors (who were incumbent at the time), who attended fewer than 75 percent of the aggregate total number of Board meetings and meetings of the Board committees of which the director was a member during the applicable period.

Board Committees

The Board currently has the following standing committees: the audit committee, a compensation committee and a nominating and corporate governance committee.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at https://www.agapeatpgroup.com/ under the “Investor Relations — Corporate Governance” tab.

Below is a description of each committee of the Board of Directors:

Audit Committee

Mr. Louis, PhD, Dr. Vong, PhD, and Mr. Chee are the members of our Audit Committee where Mr. Louis, PhD serves as the chairman. All proposed members of our Audit Committee satisfies the independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of audit committees.

We have adopt and approve a charter for the Audit Committee prior to consummation of this offering. In accordance with our Audit Committee’s Charter, our Audit Committee shall perform several functions, including:

● evaluate the independence and performance of, and assess the qualifications of, our independent auditor, and engage such independent auditor;

● approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approve in advance any non-audit service to be provided by the independent auditor;

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● monitor the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

● reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

● oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the board;

● review and approve in advance any proposed related-party transactions and report to the full board of directors on any approved transactions; and

● provide oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the board of directors, including Sarbanes-Oxley Act implementation, and make recommendations to the board of directors regarding corporate governance issues and policy decisions.

It is determined that Mr. Louis, PhD possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

Mr. Louis, PhD, Dr. Vong, PhD and Mr. Chee are the members of our Compensation Committee where Dr. Vong, PhD serves as the chairman. All proposed members of our Compensation Committee are qualified as independent under the current definition promulgated by NASDAQ. We have adopted and approved a charter for the Compensation Committee. In accordance with the Compensation Committee’s Charter, the Compensation Committee shall be responsible for overseeing and making recommendations to the board of directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Governance Committee

Mr. Louis, PhD, Dr. Vong, PhD, and Mr. Chee are the members of our Nominating and Governance Committee where Mr. Chee serves as the chairman. All proposed members of our Nominating and Governance Committee are qualified as independent under the current definition promulgated by NASDAQ. The board of directors have adopted and approved a charter for the Nominating and Governance Committee. In accordance with the Nominating and Governance Committee’s Charter, the Nominating and Corporate Governance Committee shall be responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

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OTHER MATTERS

GENERAL

The Board of Directors does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing the proxy card, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or telegraph. We may reimburse brokers or other persons holding Shares in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

If you have questions about the Annual Meeting or other information related to the proxy solicitation, you may contact the Company at +(60) 192230099

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the Board of Directors or any individual director may write to the Board of Directors or the individual director to Agape ATP Corporation, 1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia, Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100). Any such communication must state the number of shares of Common Stock beneficially owned by the stockholder making the communication. All such communications will be forwarded to the Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports and other documents with the SEC under the Exchange Act. The Company’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2023 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2023 10-K by writing to us at Agape ATP Corporation, 1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia, Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100).

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STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

For a stockholder proposal to be considered for inclusion in next year’s proxy statement, the corporate secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to Agape ATP Corporation, 1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia, Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100).

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 days prior to the one-year anniversary of the date that this Proxy Statement is released to stockholders. However, if we did not hold an annual meeting in the previous year or if the date of next year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the annual meeting held in 2025 must be received by us at our principal executive office no later than 120 days prior to the anniversary date that proxy material for this year’s meeting were sent in order to be eligible for inclusion in our 2025 proxy statement and proxy relating to that meeting, which will be February 3, 2025. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our annual meeting held in 2025 will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is not received by the Company in writing by 45 days prior to the anniversary of the date that proxy materials are sent to stockholders, which will be April 19, 2025. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary at our principal executive offices within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Agape ATP Corporation, 1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia, Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100).

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By Order of the Board of Directors,

/s/ How Kok Choong
Name:	How Kok Choong
Title:	Director, Chairman of the Board of Directors, Chief Executive Officer, Chief Operating Officer and Secretary

June 3, 2024

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Control Number:	Number of Shares:	Registered Stockholder:

AGAPE ATP CORPORATION

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100)

PROXY

Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders

on 2.00 pm Malaysia time

(June 28, 2024, at 2.00 P.M., Eastern Time)

The undersigned hereby appoints the Company’s CEO as proxy with full power of substitution, to represent and to vote as set forth herein all the ordinary shares of Agape ATP Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof, as designated below. If no designation is made, the proxy, when properly executed, will be voted “FOR” in Item 1.

Item 1 By a resolution of members, to approve the re-appointment of four directors, Mr. How Kok Choong, Wilfrendo Fernando Cortizo, Ramesh Ruben Louis, Vong John Hing, Chee Chin Aik each to serve a term expiring at the next annual meeting of stockholders or until their successors are duly elected and qualified.

1a. How Kok Choong	☐ For	☐ Against	☐ Abstain
1b. Wilfrendo Fernando Cortizo	☐ For	☐ Against	☐ Abstain
1c. Ramesh Ruben Louis	☐ For	☐ Against	☐ Abstain
1d. Vong John Hing	☐ For	☐ Against	☐ Abstain
1e. Chee Chin Aik	☐ For	☐ Against	☐ Abstain

In her discretion, the proxy is authorized to vote upon any other matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.